FOR IMMEDIATE RELEASE
LINN ENERGY FILES FORM 10-Q AND ANNOUNCES FIRST QUARTER 2006 RESULTS AND REVISED 2006 GUIDANCE
Pittsburgh, Pennsylvania, June 30, 2006 – Linn Energy, LLC (Nasdaq: LINE) today announced that it has filed its Quarterly Report on Form 10-Q for the three months ended March 31, 2006 with the Securities and Exchange Commission. As a result of the filing, Linn Energy is now current in its periodic reporting requirements with the SEC. The Company has notified Nasdaq of the filing of the Form 10-Q and is now awaiting confirmation from the Nasdaq Listing Qualifications Panel that it has regained compliance with all requirements for continued listing.
In addition, the Company announced financial and operating results for the three months ended March 31, 2006 and revised guidance for 2006. Performance highlights for the first quarter of 2006 as compared to the first quarter of 2005 include:
•	Total production up 89% to 1,836 MMcfe from 972 MMcfe
•	Adjusted EBITDA up 362% to $15.7 million from $3.4 million
•	Distributable Cash Flow up 459% to $12.3 million from $2.2 million
•	Quarterly wells drilled up 314% to 29 wells from 7 wells
First Quarter 2006 Results
For the first quarter of 2006, the Company produced 1,836 MMcfe, of which approximately 98% was natural gas, representing an increase of 89% from 972 MMcfe for the same period in 2005. Average daily production for the quarter was 20.4 MMcfe/d, up 89% from 10.8 MMcfe/d for the first quarter of 2005. The increase in production was attributable to the three acquisitions completed in 2005 and the drilling of 29 wells during the first quarter of 2006 and 110 wells in 2005.
Natural gas and oil sales were $16.4 million for the first quarter of 2006, up 169% from $6.1 million for the same period in 2005. Additionally, the Company realized a gain on natural gas derivatives of $3.3 million and a loss on natural gas derivatives of $8.6 million for the first quarters of 2006 and 2005, respectively. The increase in revenues was attributable primarily to the increase in production during the period, as a result of the factors described above. An unrealized gain on natural gas derivatives was recorded in the amount of $20.9 million during the first quarter of 2006 as compared to an unrealized loss on natural gas derivatives of $6.6 million during the same period in 2005. These unrealized amounts represent non-cash gains and losses, respectively, for the periods indicated.
The weighted average realized natural gas and oil price was $9.72/Mcfe for the first quarter of 2006, as compared to $5.85/Mcfe for the same period in 2005. For the first quarters of 2006 and 2005, Linn Energy hedged approximately 100% and 89%, respectively, of the Company’s natural gas production at weighted average prices of $9.23/Mcf and $5.58/Mcf, respectively.
Operating expenses totaled $3.0 million, or $1.63/Mcfe, for the first quarter of 2006, as compared to $1.8 million, or $1.87/Mcfe, for the first quarter of 2005. The increase in operating expenses was due to the increase in the number of wells as a result of the three acquisitions completed in 2005 and drilling activities during 2005 and the first quarter of 2006 as described above.
General and administrative expenses were $9.5 million, including approximately $2.0 million of one-time bonuses paid in connection with our initial public offering (“IPO”) and $5.7 million of unit-based compensation expense, for the first quarter of 2006, as compared to $0.5 million for the first quarter of 2005. Excluding the one-time bonuses, which were paid out of proceeds from our IPO, and the unit-based compensation expense, which represents a non-cash charge based on equity-related compensation, we incurred general and administrative expenses of $0.97/Mcfe (a non-GAAP measure reconciled under the heading “Operating Statistics” in this press release) in the first quarter of 2006 and $0.49/Mcfe for the same period in 2005. The increase was due to our rapidly growing operations and increasing our staffing level to manage the additional wells acquired and drilled in 2006 and 2005, as well to perform the functions associated with being a public company.
Net income for the first quarter of 2006 was $22.0 million, which represents an increase of $34.4 million from a net loss of $12.4 million for the same period in 2005.
“Adjusted EBITDA” for the first quarter of 2006 was $15.7 million, up 362% from $3.4 million for the same period in 2005. “Distributable Cash Flow” for the first quarter of 2006 was $12.3 million, up 459% from $2.2 million for the first quarter of 2005. Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures that are defined and reconciled to their most comparable GAAP financial measure under the heading “Explanation and Reconciliation of Certain Non-GAAP Financial Measures” in this press release.
Unit Distributions
On April 24, 2006, Linn Energy announced a first quarter 2006 cash distribution of $0.32 per unit for all of its outstanding units, which reflected an initial quarterly distribution amount of $0.40 per unit adjusted for the partial period from the Company’s closing of the initial public offering on January 19, 2006 through March 31, 2006. The distribution was paid on May 15, 2006 to unitholders of record at the close of business on May 5, 2006.
Revised Guidance for 2006
See the Guidance Table included in this press release for revised guidance estimates for 2006. These estimates, including capital expenditure plans, are meant to provide guidance only and are subject to revision as the Company’s operating environment changes.
ABOUT LINN ENERGY
Linn Energy is an independent natural gas and oil company focused on the development and acquisition of properties in the Appalachian Basin, primarily in West Virginia, Pennsylvania, New York and Virginia. More information about Linn Energy is available on the internet at www.linnenergy.com.

CONTACT:	Kolja Rockov, EVP & CFO
Linn Energy, LLC
412-440-1479
This press release includes forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including as to the Company’s drilling program, production, hedging activities, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, availability of sufficient cash flow to pay distributions and execute our business plan, prices and demand for natural gas, our ability to replace reserves and efficiently develop and exploit our current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

(Financial Summary Follows)

Linn Energy, LLC
Explanation and Reconciliation of Certain Non-GAAP Financial Measures
This press release includes the non-generally accepted accounting principles (“non-GAAP”) financial measures of “Adjusted EBITDA” and “Distributable Cash Flow.” The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with United States generally accepted accounting principles (“GAAP”). The non-GAAP financial measures should not be considered as alternatives to GAAP measures, such as net income, operating income or any other GAAP measure of liquidity or financial performance.
We define Adjusted EBITDA as net income (loss) plus:
•	Interest expense;
•	Depreciation, depletion and amortization;
•	Write-off of deferred financing fees;
•	(Gain) loss on sale of assets;
•	(Gain) loss from equity investment;
•	Accretion of asset retirement obligation;
•	Unrealized (gain) loss on natural gas derivatives;
•	Realized (gain) loss on cancelled natural gas derivatives;
•	Unit-based compensation expense;
•	IPO bonuses; and
•	Income tax provision.
We define Distributable Cash Flow as Adjusted EBITDA less cash interest expense.
The costs of cancelling natural gas swaps before their original settlement date are the only adjustments to Adjusted EBITDA that require expenditure of cash. These costs were financed with borrowings under our credit facility, and such long term debt is recognized as an increase in cash from financing activities.
Adjusted EBITDA and Distributable Cash Flow are significant performance metrics used by our management to indicate (prior to the establishment of any reserves by our Board of Directors) the cash distributions we expect to pay our unitholders. Specifically, these financial measures indicate to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Adjusted EBITDA and Distributable Cash Flow are also quantitative standards used throughout the investment community with respect to publicly-traded partnerships and limited liability companies as metrics of core profitability or to assess the financial performance of assets.
The following table presents a reconciliation of our consolidated net income (loss) to Adjusted EBITDA and Distributable Cash Flow:

	Three Months Ended
	March 31,
	2006	2005
	(unaudited)
	(in thousands)
Net income (loss)	$21,977	$(12,399)
Plus:
Interest expense	2,639	(20)
Depreciation, depletion and amortization	3,700	1,181
Write-off of deferred financing fees	374	—
Loss on sale of assets	18	22
Loss from equity investment	—	10
Accretion of asset retirement obligation	58	25
Unrealized (gain) loss on natural gas derivatives	(20,923)	6,580
Realized (gain) loss on cancelled natural gas derivatives(1)	—	7,977
Unit-based compensation expense	5,680	—
IPO bonuses	2,039	—
Income tax provision (2)	119	—

Adjusted EBITDA	$15,681	$3,376

Less:
Cash interest expense	(3,336)	(1,189)

Distributable Cash Flow	$12,345	$2,187

(1)	During the three months ended March 31, 2005, we cancelled (before their original settlement date) a portion of out-of-the-money natural gas swaps and realized a loss of $8.0 million. We subsequently hedged similar volumes at higher prices.
(2)	Linn Operating, LLC was not subject to federal income tax before converting to a subchapter C-corporation on June 1, 2005. Prior to the conversion, there was no income tax provision included in our consolidated financial statements because all of our taxable income or loss was included in the income tax returns of the individual members.

Linn Energy, LLC
Operating Statistics

	Three Months Ended
	March 31,
	2006	2005
	(unaudited)
Net production
Total (MMcfe)	1,836	972
Average daily production (Mcfe/d)	20,400	10,800

Commodity prices
Weighted average hedged natural gas price (Mcf)	$9.23	$5.58
Percent hedged (of total volumes)	100%	89%

Weighted average realized natural gas price (Mcf)	$9.74	$5.84
Weighted average realized price (Mcfe)	$9.72	$5.85

Per unit of production data (Non-GAAP)
LOE and other / Mcfe	$1.06	$1.64
Production taxes / Mcfe	0.57	0.23

Operating expenses / Mcfe	1.63	1.87

General and administrative expenses / Mcfe (1)	0.97	0.49
Adjusted EBITDA / Mcfe	8.54	3.47
Distributable Cash Flow / Mcfe	6.72	2.25

Wells drilled
Operated wells	29	7
Non-operated wells	—	—

Total wells	29	7

Average capitalized cost per operated well (in thousands)	$246	$244

(1)	This is a non-GAAP performance measure used by our management and is a quantitative measure used in the natural gas and oil industry. The measure for the three months ended March 31, 2006 excludes approximately $2.0 million of bonuses paid and $5.7 million of unit-based compensation awarded to certain executive officers in connection with our IPO. General and administrative expenses per Mcfe including these amounts were $5.16 and $0.49 for the three months ended March 31, 2006 and 2005, respectively.

Linn Energy, LLC
Consolidated Balance Sheets

	March 31,	December 31,
	2006	2005
	(unaudited)
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$15,880	$11,041
Receivables	9,387	17,103
Prepaid and other current assets	10,941	6,589

Total current assets	36,208	34,733

Natural gas and oil properties	272,048	249,565
Less: accumulated depreciation, depletion and amortization	(14,254)	(10,707)

	257,794	238,858

Property, plant and equipment, net	3,626	2,525
Other assets	4,366	3,428

Total assets	$301,994	$279,544

Liabilities and Unitholders’ Capital (Deficit)
Current liabilities:
Current portion of long-term notes payable	442	113
Subordinated term loan	—	59,501
Accounts payable and accrued expenses	4,257	5,572
Accrued interest payable	958	1,448
Other liabilities	7,190	19,424

Total current liabilities	12,847	86,058

Long-term liabilities:
Long-term portion of notes payable	1,476	695
Credit facility	157,279	206,119
Other long-term liabilities	25,205	33,503

Total long-term liabilities	183,960	240,317

Total liabilities	196,807	326,375

Unitholders’ capital (deficit):
Unitholders’ capital	146,065	16,024
Accumulated (loss)	(40,878)	(62,855)

	105,187	(46,831)

Total liabilities and unitholders’ capital (deficit)	$301,994	$279,544

Linn Energy, LLC
Consolidated Statements of Operations

	Three Months Ended
	March 31,
	2006	2005
	(unaudited)
	(in thousands)
Revenues:
Natural gas and oil sales	$16,375	$6,146
Realized gain (loss) on natural gas derivatives	3,323	(8,575)
Unrealized gain (loss) on natural gas derivatives	20,923	(6,580)
Natural gas marketing income	1,218	814
Other income	289	74

Total revenues	42,128	(8,121)

Expenses:
Operating expenses	2,994	1,817
Natural gas marketing expense	983	790
General and administrative expenses	9,470	478
Depreciation, depletion and amortization	3,700	1,181

Total expenses	17,147	4,266

	24,981	(12,387)

Other income and (expenses):
Interest income	146	—
Interest and financing expense	(2,639)	20
Write-off of deferred financing fees and other losses	(392)	(32)

Total other income and (expenses)	(2,885)	(12)

Income (loss) before income taxes	22,096	(12,399)
Income tax (provision)	(119)	—

Net income (loss)	$21,977	$(12,399)

Net income (loss) per unit — basic	$0.84	$(0.60)

Net income (loss) per unit — diluted	$0.84	$(0.60)

Weighted average units outstanding — basic	26,272,564	20,518,065

Weighted average units outstanding — diluted	26,272,564	20,518,065

Linn Energy, LLC
Consolidated Statements of Cash Flows

	Three Months Ended
	March 31,
	2006	2005
	(unaudited)
	(in thousands)
Cash flow from operating activities:
Net income (loss)	$21,977	$(12,399)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	3,700	1,181
Amortization of deferred financing fees	190	45
Write-off of deferred financing fees and other losses	392	32
Accretion of asset retirement obligation	58	25
Unrealized (gain) loss on natural gas and interest rate derivatives	(21,330)	5,624
Unit-based compensation expense	5,680	—
Changes in assets and liabilities:
Decrease in accounts receivable	8,126	906
(Increase) decrease in prepaid expenses and other assets	(992)	11
(Decrease) in accounts payable and accrued expenses	(4,344)	(1,162)
(Decrease) in natural gas derivatives	(2,673)	(522)
(Decrease) in revenue distribution	(4,562)	(215)
Increase in asset retirement obligation	4	11
(Decrease) in accrued interest payable	(489)	(298)
Increase in other liabilities	110	—
(Decrease) increase in gas purchases payable	(447)	22

Net cash provided by (used in) operating activities	5,400	(6,739)

Cash flow from investing activities:
Acquisition and development of natural gas and oil properties	(21,784)	(1,899)
Purchases of property and equipment	(747)	(29)
Obligations related to drilling activities	3,024	—
Proceeds from sale of assets	14	24
Decrease (increase) in operating bonds	—	(31)

Net cash (used in) investing activities	(19,493)	(1,935)

Cash flow from financing activities:
Proceeds from sale of units	243,149	—
Redemption of members’ units	(114,449)	—
Proceeds from notes payable	—	5,000
Principal payments on notes payable	(60,056)	(14)
Principal payment on credit facility	(62,000)	—
Proceeds from credit facility	13,000	3,000
Deferred offering costs	(807)	(265)
Deferred financing fees	95	(15)

Net cash provided by financing activities	18,932	7,706

Net increase (decrease) in cash	4,839	(968)
Cash and cash equivalents:
Beginning	11,041	2,188

Ending	$15,880	$1,220

Supplemental disclosure of cash flow information:
Cash payments for interest	$3,336	$1,189
Supplemental disclosure of non-cash investing and financing activities:
Increase in natural gas and oil properties and related asset retirement obligation due to acquisitions and new drilling	$49	$5
Acquisition of vehicles and equipment through the issuance of notes payable	1,172	—

Linn Energy, LLC
Guidance Table
Linn Energy is providing the following revised guidance regarding financial and operating expectations for 2006.

	Q2 2006E			FY 2006E
Net production
Total (MMcfe)	1,950	-	2,250	9,000	-	9,300
Average daily production (MMcfe/d)	21.4	-	24.7	24.7	-	25.5

Percent hedged
Percent hedged (including puts) (1)	90%	-	104%	88%	-	90%
Percent hedged (excluding puts)	82%	-	95%	80%	-	82%

Expenses ($ in thousands)
Operating expenses:
LOE and other	$2,000	-	$2,400	$8,000	-	$8,500
Production taxes	700	-	900	3,100	-	3,500

Total operating expenses	2,700	-	3,300	11,100	-	12,000

General and administrative expenses (2)	2,400	-	2,700	7,400	-	7,800

Cash interest expense	2,900	-	3,300	13,400	-	13,800

Drilling ($ in thousands)
Wells drilled		44			153

Drilling capex	$9,800	-	$10,200	$36,000	-	$37,500
Average cost per operated well	245	-	255	245	-	255

Hedging summary
Swaps:
Volume (MMMBtu)		1,853			7,412
Price ($/MMBtu)		$9.26			$9.26

Puts:
Volume (MMMBtu)		182			730
Price ($/MMBtu)		$8.83			$8.83

Total:
Volume (MMMBtu)		2,035			8,142
Price ($/MMBtu)		$9.22			$9.22

(1)	Linn Energy’s natural gas production has a high Btu content, resulting in a premium to NYMEX natural gas prices. The Company hedges production based on Btu content.
(2)	The amounts for Q2 2006E and FY 2006E include approximately $1.1 million of one-time expenses related to the restatement of prior period financials during the second quarter of 2006. The amount for FY 2006E excludes the first quarter of 2006 expenses of approximately $2.0 million of one-time bonuses paid in connection with our IPO as well as $5.7 million of unit-based compensation, which represents a non-cash charge based on equity-related compensation during the quarter.
These estimates are meant to provide guidance only and are subject to revision as the operating environment of the Company changes.